Exhibit 99.1

Nasdaq: ASFI

FOR IMMEDIATE RELEASE

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

ASTA FUNDING, INC RECEIVES LETTER FROM NASDAQ

RELATING TO ITS LATE REPORT ON FORM 10-Q

Englewood Cliffs, NJ — May 19, 2015 — On May 13, 2015, Asta Funding, Inc. (the “Company”) received a staff determination letter from Nasdaq (“Nasdaq”) stating that the Company was not in compliance with its rules for continued listing, Rule 5250(c)(1), because it has not timely filed its Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarterly period ended March 31, 2015. In addition, on February 11, 2015, the Company received a staff determination letter from Nasdaq stating that the Company was not in compliance with its rules for continued listing, Rule 5250(c)(1), because it had not timely filed its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014. Also, on January 5, 2015, the Company received a staff determination letter because the Company did not file its Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended September 30, 2014. In the January 5, 2015 letter, Nasdaq indicated that the Company had 60 days to submit a plan to regain compliance. The Company filed the Plan on March 6, 2015. The Plan was timely submitted by the Company and the Nasdaq Staff has granted the Company up to 180 calendar days from the due date of the Form 10-K (or June 29, 2015) to regain compliance.

As disclosed in the Company’s Form 12b-25, Notification of Late Filing, filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2014, the Company experienced delays in the collection, compilation and analysis of certain information that may be included in the Form 10-K. As previously reported, the Company has received several comment letters beginning on March 7, 2014 from the SEC, the last dated October 6, 2014, concerning its Form 10-K for the fiscal year ended September 30, 2013. The SEC requested, among other things, information concerning the Company’s revenue recognition policy on consumer receivables acquired for liquidation and the Company’s application of accounting principles generally accepted in the United States (“GAAP”) thereon. The Company is in the process of continuing to address the questions raised by the SEC. The Company accounts for its investment in consumer receivables acquired for liquidation under ASC 310-30 - Loans and Debt Securities Acquired with Deteriorated Credit Quality.

The Company intends to file the Form 10-K and Form 10-Q with the SEC as soon as it clears the SEC comments. Until the Company regains compliance, quotation information for the Company’s common stock will include an indicator of the Company’s non-compliance and the Company will be included in a list of non-compliant companies on the Nasdaq website. If, however, for any reason it is unable to file the Form 10-K and Forms 10-Q on or before June 29, 2015, the Company’s common stock would be delisted from Nasdaq, unless the Company would prevail at a hearing of which there can be no assurance.

210 Sylvan Avenue, Englewood Cliffs, NJ 07632

(201) 567-5648, (201) 567-2203 fax

Based in Englewood Cliffs, NJ, Asta Funding, Inc. is a consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release may be “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although Asta Funding, Inc. (the “Company”) believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. Factors that could contribute to such differences include those identified in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and those described from time to time in the Company’s other filings with the Securities and Exchange Commission, news releases and other communications. The Company’s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.

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